EXHIBIT 10.19

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 2nd day of June, 1999, by and between ASD Group, Inc., a Delaware corporation with its principal office at 1 Industry Street, Poughkeepsie, New York, NY 12603 (the "Company"), and William Courchaine, an individual with a principal place of residence of 23 Park Drive, Pleasant Valley, New York 12569 (the "Executive").

                                    Recitals

         A. The Board of Directors of the Company desires to retain the Executive and to compensate him therefore.

         B. The Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

                                    Agreement

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereby agree as follows:

         1. Employment.

               1.1 Employment and Term. The Company shall employ the Executive and the Executive shall serve the Company, on the terms and conditions set forth herein, for the period commencing June 2, 1999 (the "Commencement Date") and expiring on the third anniversary of the Commencement Date, unless sooner terminated as hereinafter set forth (the "Term").

               1.2 Duties of Executive. During the Term, the Executive shall serve as the Company's Chief Operating Officer. During the Term, the Executive will have such authority and responsibility and perform such duties as may be reasonably assigned to him from time to time at the direction of the Board of Directors of the Company, and in the absence of such assignments, such duties customarily carried out by Executive immediately prior to this Agreement as are necessary to the business and operations of the Company. During the Term, the Executive's employment shall be full time and the Executive shall perform his duties honestly, diligently, competently, in good faith and in the best interests of the Company and shall use his best efforts to promote the interests of the Company.

         2. Compensation.

               2.1 Base Compensation. In consideration for the Executive's services hereunder and the restrictive covenants contained herein, during the Term, the Executive shall receive an annual base salary in the amount of $115,000 (the "Salary"), payable in accordance with the Company's customary payroll practices, which Salary may be reviewed annually for increase by the Compensation Committee of the Board of Directors of the Company.

               2.2 Benefits. During the Term, Executive shall be entitled to participate in any insurance programs, bonus plans, pension plans and other fringe benefit plans and programs as are from time to time established and maintained for the benefit of the Company's employees with responsibilities comparable to those of the Executive, subject to the provisions of such plans and programs.

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               2.3 Expenses. In addition to the salary and benefits described above, during the Term, the Company shall reimburse the Executive for all reasonable and necessary expenses and disbursements incurred by the Executive for and on behalf of the Company in the performance of his duties during the Term. For such purposes, the Executive shall submit to the Company, not less than once in each calendar month, reports of such expenses and other disbursements in the form and manner normally used by the Company.

               2.4 Stock Options. In addition to the salary and benefits described above, by March 31, 1999, the Company shall grant to the Executive options to purchase shares of the Company's common stock. The number of shares underlying the options and and the exercise price shall be mutually agreed upon between the Executive and the Company on or before March 31, 1999. The option agreement granting such options shall provide, among other things, that such options shall vest in equal installments over a three-year period commencing on the first anniversary of the date of this Agreement.

         3. Termination.

               3.1 Termination for Death, Disability or Cause. At any time during the Term, the Company shall have the right to terminate this Agreement and to discharge the Executive for Cause (as defined below) effective upon delivery of written notice to the Executive. If the Executive dies during the Term, this Agreement and the Term shall automatically terminate. Upon any such termination by the Company for Cause or automatic termination upon death, the Executive or his legal representative shall be entitled to (A) that portion of the Salary prorated through the date of termination, (B) reimbursement of expenses properly incurred by the Executive prior to the date of termination and not previously reimbursed, (C) any death or disability benefits specified in any of the Company's employee benefit plans in which the Executive participates as in effect at such time, and (D) any benefits which are required by law, and, except as provided above, the Company shall have no further obligations hereunder from and after the date of such termination. Termination for Cause shall mean termination because of (i) any action or omission of the Executive which constitutes a material breach of this Agreement, (ii) the Executive's failure or refusal to perform the duties and responsibilities required to be performed by the Executive under the terms of this Agreement, which failure or refusal continues for a period of ten (10) days after written notice thereof is given to the Executive by the Company, (iii) the Executive's gross negligence or willful misconduct in the performance of his duties hereunder, (iv) the Executive's commission of an act of dishonesty affecting the Company, or the commission of an act constituting common law fraud or a felony, (v) the Executive's commission of an act (other than the good faith exercise of his business judgment in the exercise of his responsibilities) resulting in damages to the Company, or (vi) the Executive's inability to perform is duties and responsibilities as provided herein due to his physical or mental disability or sickness extending for, or reasonably expected to extend for, greater than sixty
(60) days. If the Executive shall resign or otherwise terminate his employment with the Company, the Executive shall be deemed for purposes of this Agreement to have been terminated for Cause.

               3.2 Termination without Cause. At any time during the Term, the Company shall have the right to terminate the Term and to discharge the Executive without Cause effective upon delivery of written notice to the Executive. Upon any such termination by the Company without Cause, the Executive shall be entitled to (A) continue to receive his Salary payable in accordance with Section 2.1 for twelve (12) months following the date of such notice, (B) reimbursement of expenses properly incurred by Executive prior to the date of termination and not previously reimbursed, and (C) any benefits which are required by law. Except as

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specifically provided herein, the Company shall have no further obligations from and after the date of such termination, provided, however, that the Executive shall only be entitled to such payments as long as (i) he is in compliance with Sections 4 and 5 below; and (ii) the Executive executes a release reasonably acceptable to the Company releasing the Company from any and all claims arising out of the Executive's employment with the Company other than a claim for benefits required pursuant to the terms of this Section of the Agreement.

         4. Restrictive Covenants. In consideration for the foregoing, the Executive agrees that the Executive shall not directly or indirectly:

                     (a) for the Term and for a period of one year from the Term (the "Noncompete Period"), directly or indirectly, alone or as a partner, joint venture, officer, director, employee, consultant, agent, independent contractor, or security holder, of any company or business, engage in, or finance, or provide financial assistance with respect to, any business activity in competition with the Employer in the business of contract manufacturing (the "Business") in Dutchess County, of New York (the "Territory"); provided, however, that the beneficial ownership of less than five percent of any class of securities of any entity having a class of securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

                     (b) during the Noncompete Period, directly or indirectly,
(i) induce any customer of the Company or any of its affiliates, subsidiaries, successors, or assigns (the "Companies") to patronize any business which is directly or indirectly in competition with the Business conducted by any of the Companies; (ii) canvass, solicit or accept from any person which is a customer of the Business conducted by any of the Companies, any such competitive business, or (iii) require or advise any customer or other business relationship of the Business conducted by the Companies to withdraw, curtail or cancel any such person's business with the Companies or their successors; and

                     (c) during the Noncompete Period, directly or indirectly, employ any person who was employed by the Companies or in any manner seek or induce any employee of the Companies to leave his or her employment.

         5. Confidentiality; Non-Disparagement.

               5.1 Confidentiality. The Executive agrees that at all times during and after the Term, the Executive shall (i) hold in confidence and refrain from disclosing to any other party all information, whether written or oral, tangible or intangible, of a private, secret, proprietary or confidential nature, of or concerning the Companies and the business and operations, and all files, letters, memoranda, reports, records, computer disks or other computer storage medium, data, models, or any photographic or other tangible materials containing such information ("Confidential Information"), including without limitation, any sales, promotional or marketing plans, programs, techniques, practices or strategies, any expansion plans (including existing and entry into new geographic and/or product markets), and any customer lists, (ii) use the Confidential Information solely in connection with his employment with the Companies and for no other purpose, (iii) take all precautions necessary to ensure that the Confidential Information shall not be, or be permitted to be, shown, copied or disclosed to third parties, without the prior written consent of the Company, and (iv) observe all security policies implemented by the Companies from time to time with respect to the Confidential Information. Confidential Information shall not include any information, which

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becomes generally available to the public or lawfully obtainable from other sources (except by reason of any unauthorized disclose by the Executive). In the even that the Executive is ordered to disclose any Confidential Information, whether in a legal or regulatory proceeding or otherwise, the Executive shall provide the Company with prompt notice of such request or order so that the Company may seek to prevent disclosure. In the case of any disclosure, the Executive shall disclose only that portion of the Confidential Information that he is ordered to disclose.

               5.2 Non-Disparagement. The Executive agrees that at all times during and after the Term, the Executive will not engage in any conduct that is injurious to the Companies' reputation and interests, including, but not limited to, making disparaging comments (or inducing or encouraging others to make disparaging comments) about the Companies or any of the Companies, directors, officers, employees or agents, or the Companies' operations, financial condition, prospects, products or services.

         6. Acknowledgement of the Parties. The parties agree and acknowledge that the restrictions contained in Sections 4 and 5 are reasonable in scope and duration and are necessary to protect the Companies. If any provisions of
Section 4 or 5 as applied to any party or any circumstance is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provision of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. It is expressly acknowledged and agreed that the restrictions contained in Sections 4 and 5 herein shall survive and continue to be in effect, in accordance with the terms hereof, following the expiration or termination for any reason of the Executive's relationship with the Company. The provisions of Sections 4 and 5 shall be construed as an agreement on the party of Executive independent of any other party of this Agreement or any other agreement, and the existence of any claim or cause of action or Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the provisions of Sections 4 and 5.

         7. Binding Effect. Except as herein otherwise provided, this Agreement shall inure to the benefit of and shall be binding upon the parties hereto, their personal representatives, successors, heirs and assigns.

         8. Further Assurances. At any time, and from time to time, each party will take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

         9. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

         10. Amendment. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

         11. Assignment. This Agreement, and the Executive's rights and obligations hereunder, the may not be assigned or delegated by the Executive. The Company may assign its rights, and delegate its obligations, hereunder without the prior written consent of the Executive.

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         12. Choice of Law. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of New York, without giving effect to the application of the principles pertaining to conflicts of laws.

         13. Mediation and Arbitration of Disputes.

                  (a) Mediation. If a dispute arises under this Agreement and if the dispute cannot be settled through direct discussions, the parties agree to endeavor first to settle the dispute in an amicable manner by nonbonding mediation administered by the American Arbitration Association under its Commercial Mediation Rules.

                  (b) Arbitration. Any dispute, unresolved through the mediation process, arising under this Agreement shall be submitted by the parties to binding arbitration, with any such arbitration proceeding being conducted in accordance with the rules of the American Arbitration Association. Any arbitration panel presiding over any arbitration proceeding hereunder is hereby empowered to render a decision in respect of such dispute, to award costs and expenses (including reasonable attorneys' fees) as it shall deem equitable and to enter its award in any court of competent jurisdiction. Each of the parties submits to the jurisdiction of any state or federal court sitting in New York, New York, for purposes of any arbitration award hereunder. Each party also agrees not to bring any action or proceeding out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

         14. Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the prevailing party will be awarded reasonable attorneys' fees, expenses and costs.

         15. Effect of Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

         16. Construction. This Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any party. The parties acknowledge that each of them has reviewed this Agreement and has had the opportunity to have it reviewed by their respective attorneys and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement.

         17. Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         18. Binding Nature. This Agreement will be binding upon and will inure to the benefit of any successor or successors of the parties hereto.

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         19. No Third-Party Beneficiaries. No person shall be deemed to possess any third-party beneficiary right pursuant to this Agreement. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Agreement.

         20. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original.

         21. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered when sent by facsimile with receipt confirmed or when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, or by overnight courier, addressed to the parties at the addresses first stated herein, or to such other address as either party hereto shall from time to time designate to the other party by notice in writing as provided herein.

         IN WITNESS WHEREOF, this Agreement has been duly signed by the parties hereto on the day and year first above written.

                                      ASD GROUP, INC., a Delaware corporation

                                      By: /s/ Peter C. Zachariou
                                         ------------------------------------
                                              Peter C. Zachariou, President


                                      /s/ William Courchaine
                                      ----------------------------------------
                                      William Courchaine

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